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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-4 of General Nutrition Centers, Inc and Subsidiary Guarantors of our report dated March 23, 2004, except for note 18, for which the date is May 10, 2004, relating to the financial statements and financial statement schedule of General Nutrition Centers, Inc. and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania
August 6, 2004